Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

50 Fremont Street

San Francisco, California 94105

September 24, 2009

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, Delaware 19880

Ladies and Gentlemen:

We are acting as counsel for Incyte Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 20,700,000 shares (the “Shares”) of Common Stock, $.001 par value per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (the “Shares”) (including 2,700,000 Shares subject to the underwriters’ over-allotment option), pursuant to the Registration Statement on Form S-3 (Registration No. 333-157751), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) (such Registration Statement, as amended, including the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Act (Registration No. 333-162056), the “Registration Statement”), and related prospectus, dated April 16, 2009, as supplemented by the prospectus supplement dated September 24, 2009 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP